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Exhibit 10.1

AMENDMENT
TO
CONSULTING AGREEMENT

        This Amendment to Consulting Agreement (this "Amendment") is made and entered into as of the 28th day of February, 2003 by and between Illinois River Energy, LLC and Vincent McCabe & Associates, Inc.

        WHEREAS, the parties hereto are parties to a Consulting Agreement dated March 1, 2002 (the "Consulting Agreement") which;

        WHEREAS, the Consulting Agreement provides for a term of one year commencing effective March 1, 2002, which term the parties hereto mutually desire to extend, subject to the same terms and conditions as are set forth in the Consulting Agreement except as specifically amended by this Amendment;

        NOW, THEREFORE, in consideration of the foregoing and the mutual obligations contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

        1.    Section 2.1 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

"2.1	The term of this Agreement shall expire on August 31, 2003, unless earlier terminated as provided in Section 10 hereof."

        2.    Section 2.2 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

"2.2	Until February 28, 2003, IRE shall pay to McCabe a consulting fee of $6,750 per month, to be paid one-half on the 15th and one-half on the last day of each calendar month of service. From March 1, 2003 to August 31, 2003, IRE shall pay to McCabe a consulting fee of $7,250 per month, to be paid one-half on the 15th and one-half on the last day of each calendar month of service."

        3.    Section 2.4 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

"2.4	In the event IRE terminates this Agreement without cause as further provided in Section 10 hereof, in consideration of the release of claims and fulfillment of obligations described in Section 2.5, IRE agrees to pay McCabe post-termination severance payments equal to $7,250 per month, to be paid monthly on the last day of each calendar month, for the period from the date of termination up to and including August 31, 2003."

        4.    Section 10.1 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

"10.1	This Agreement shall terminate on August 31, 2003, unless earlier terminated in accordance with this Section 10."

        5.    Section 10.2 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

"10.2	This Agreement shall terminate automatically upon the death or disability of Vincent McCabe. Either party may terminate this Agreement at any time, effective immediately upon written notice to the other party, if the other party shall be in material and continuing breach of any of its responsibilities or obligations under this Agreement and shall have failed to cure such breach within ten (10) days of receiving written notice from the other party of the existence of such breach. McCabe may, at its sole discretion, terminate this Agreement without cause by providing ninety days' prior written notice. IRE may, at its sole discretion, terminate this Agreement without cause by providing thirty days' prior written notice, subject however to Sections 2.4 and 2.5 hereof."

        6.    Except to the extent specifically amended as set forth above, all terms and conditions of the Consulting Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Consulting Agreement as of the date first set forth above.

Illinois River Energy, LLC		Vincent McCabe & Associates, Inc.
By:	/s/ FLOYD SCHULTZ	By:	/s/ VINCENT A. MCCABE
	Floyd Schultz, President President		Vincent McCabe President

        In consideration for IRE entering into this Amendment, and as owner of Vincent McCabe & Associates, Inc., the undersigned, Vincent McCabe, agrees to be bound by and adhere to each of the provisions of Sections 5, 6, 7 and 8 of the Consulting Agreement as amended by this Amendment, and further agrees that all references to "McCabe" in those sections shall mean and include the undersigned Vincent McCabe individually, and that the covenants, agreements, obligations, duties and liabilities of Vincent McCabe & Associates, Inc. thereunder also shall be the covenants, agreements, obligations, duties and liabilities of Vincent McCabe, individually, thereunder.

VINCENT MCCABE, individually
/s/ VINCENT A. MCCABE

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  Exhibit 10.1
AMENDMENT TO CONSULTING AGREEMENT